EXHIBIT 10.2

EXECUTION VERSION

AMENDED AND RESTATED GUARANTEE AGREEMENT

This AMENDED AND RESTATED GUARANTEE AGREEMENT (this “Guaranty”) is made as of October 30, 2015, by and among each of the undersigned (the “Initial Guarantors” and along with any additional Domestic Subsidiaries (other than Broker-Dealer Subsidiaries) of the Company (as defined below) which become parties to this Guaranty by executing a supplement hereto in the form attached hereto as Annex I, the “Guarantors”) in favor of the Administrative Agent (as defined below), for the ratable benefit of the Secured Parties (as defined in the Credit Agreement referred to below).

WITNESSETH

WHEREAS, MARKETAXESS HOLDINGS INC., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), and JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent (the “Administrative Agent”) for itself and the other Lenders, entered into that certain Credit Agreement dated as of January 14, 2013 (the “Original Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit and other financial accommodations to be made by the Lenders to the Borrower;

WHEREAS, as a condition precedent to the initial extensions of credit by the Lenders under the Original Credit Agreement, the Initial Guarantors have executed that certain Guarantee Agreement dated as of January 14, 2013 (the “Original Guaranty”), whereby each of the Guarantors has guaranteed the payment and performance when due of all Guaranteed Obligations (as defined below);

WHEREAS the Loan Parties, the Lenders (as defined in the Original Credit Agreement) and the Administrative Agent have approved the amendment and restatement of the Original Credit Agreement, and have agreed to execute an amended and restated credit agreement dated as of the date hereof (the “Credit Agreement”); and

WHEREAS, in consideration of the direct and indirect financial and other support that the Borrower has provided, and such direct and indirect financial and other support as the Borrower may in the future provide, to the Guarantors, and in order to induce the Lenders and the Administrative Agent to enter into the Original Credit Agreement and to amend and restate the Original Credit Agreement and enter into the Credit Agreement, each of the Guarantors is willing to guarantee the payment and performance when due of all Guaranteed Obligations (as defined below) and each of the Guarantors is willing to execute and deliver this Guaranty, which Guaranty shall amend and restate the Original Guaranty;

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions. As used in this Guaranty, the following terms have the meaning specified below, and capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

“ECP Guarantor” means any Guarantor that is an “eligible contract participant” as defined in Section 1a(18) of the Commodity Exchange Act and Regulation 1.3(m) promulgated by the Commodity Futures Trading Commission.

“Non-ECP Guarantor” means any Guarantor that is not an “eligible contract participant” as defined in Section 1a(18) of the Commodity Exchange Act and Regulation 1.3(m) promulgated by the Commodity Futures Trading Commission.

SECTION 2. Representations, Warranties and Covenants. Each of the Guarantors represents and warrants (which representations and warranties shall be deemed to have been renewed at the time of the making of a Loan on the occasion of any Borrowing or the issuance, amendment, renewal or extension of any Letter of Credit) that:

(a) Such Guarantor is duly organized, validly existing and in good standing (or its jurisdictional equivalent) under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (x) is qualified to do business in, and (y) is in good standing (or its jurisdictional equivalent) in, every jurisdiction where such qualification is required.

(b) Such Guarantor has the requisite power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder. Such Guarantor’s execution and delivery of this Guaranty and performance of its obligations hereunder have been duly authorized by all necessary corporate or other applicable organizational actions and, if required, actions by stockholders or other equity holders. This Guaranty has been duly executed and delivered by such Guarantor and constitutes a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c) Neither the execution and delivery by such Guarantor of this Guaranty, nor the consummation by it of the transactions herein contemplated, nor compliance by it with the provisions hereof will (i) require any material consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (ii) violate any applicable material law or regulation, (iii) violate the charter, by-laws or other organizational documents of such Guarantor or any order of any Governmental Authority, (iv) as of the Effective Date, violate in any material respect or result in a material default under any indenture, agreement or other instrument binding upon such Guarantor or its assets, or give rise to a right thereunder to require any payment to be made by such Guarantor, or (v) result in the creation or imposition of any Lien (other than a Permitted Lien) on any asset of such Guarantor.

(d) From time to time upon the reasonable written request of the Administrative Agent or any Lender acting through the Administrative Agent, including without limitation in connection with any Guarantor entering into any Swap Agreement or other agreement giving rise to a Swap Obligation, such Guarantor will promptly provide the Administrative Agent with a written certification, and any reasonably requested evidence, of such Guarantor’s status at such time as an ECP Guarantor or a Non-ECP Guarantor.

In addition to the foregoing, each of the Guarantors covenants that, until the Payment in Full of the Guaranteed Obligations, it will, and, if necessary, will enable the Borrower to, fully comply with those covenants and agreements of the Borrower applicable to such Guarantor set forth in the Credit Agreement.

SECTION 3. The Guaranty. Each of the Guarantors hereby absolutely, irrevocably and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as surety, the full and punctual payment and performance when due (whether at stated maturity, upon acceleration or otherwise) of the following (collectively, but subject to the provisions of Section 5, the “Guaranteed Obligations”): (a) all Obligations, including, without limitation, (i) the principal of and interest on each Loan made to the Borrower pursuant to the Credit Agreement, (ii) fees on each Letter of Credit issued pursuant to the Credit Agreement, (iii) any obligations of the Borrower to reimburse LC Disbursements and to provide cash collateral with respect to Letters of Credit (“Reimbursement Obligations”), (iv) all other fees and other amounts payable by the Borrower under the Loan Documents, and (v) the punctual and faithful performance, keeping, observance, and fulfillment by the Borrower of all of the agreements, conditions, covenants, and obligations of the Borrower contained in the Loan Documents, and (b) all Swap Obligations and Banking Services Obligations; provided, however, that notwithstanding anything to the contrary contained in any Loan Document, for each portion of the Guaranteed Obligations constituting a Swap Obligation, such Swap Obligation shall be guaranteed hereunder by only those Guarantors that are ECP Guarantors at the time the Swap Agreement or other agreement giving rise to such Swap Obligation was or hereafter is entered into, except to the extent (if any) that such Guarantor’s status as a Non-ECP Guarantor at such time would not legally prohibit it from making such guarantee under the Commodity Exchange Act and other applicable law; provided, further, that if at any time any Non-ECP Guarantor becomes an ECP Guarantor, the guarantee made by such Guarantor hereunder shall be deemed to be automatically amended (without any further action required by any Person) to include liability for all Secured Obligations constituting Swap Obligations existing at such time. Without limiting the generality of the foregoing, the “Guaranteed Obligations” shall include all interest, fees and other amounts described in the foregoing definition accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding. Upon (x) the failure by the Borrower to pay punctually any such amount or perform such obligation, and (y) such failure continuing beyond any applicable grace or notice and cure period, each of the Guarantors agrees that it shall forthwith on demand pay such amount or perform such obligation at the place and in the manner specified in the relevant Loan Document, Swap Agreement or Banking Services Agreement. Each of the Guarantors hereby agrees that this Guaranty is an absolute, irrevocable and unconditional guaranty of payment and performance and is not a guaranty of collection.

SECTION 4. Guaranty Unconditional. The obligations of each Guarantor hereunder shall be absolute, irrevocable, unconditional and continuing and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by (and each Guarantor hereby absolutely, irrevocably and unconditionally waives any defenses (other than the defense that the Guaranteed Obligations have been Paid in Full) to enforcement it may now or hereafter have by reason of):

(a) any extension, renewal, settlement, indulgence, compromise, waiver or release of or with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations, whether (in any such case) by operation of law or otherwise, or any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations;

(b) any waiver or amendment or other modification of any Loan Document, Swap Agreement or Banking Services Agreement, including, without limitation, any such modification which may increase the amount of, or the interest rates or fees applicable to, any of the Guaranteed Obligations or change any other term of the Guaranteed Obligations;

(c) any taking, exchange, release, impairment, surrender, compromise, settlement, waiver, subordination, amendment or other modification, with or without consideration, of any present or future security or collateral for the Guaranteed Obligations or any part thereof, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof, or any nonperfection or invalidity of any present or future security or collateral for the Guaranteed Obligations or any part thereof;

(d) any manner of sale, disposition or application of proceeds of any present or future security or collateral for the Guaranteed Obligations or any part thereof, or of any other assets, to all or part of the Guaranteed Obligations;

(e) any change in the corporate, partnership or other existence, structure or ownership of the Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any other guarantor of the Guaranteed Obligations, or any of their respective assets, or any resulting release or discharge of any obligation of the Borrower or any other guarantor of any of the Guaranteed Obligations;

(f) the existence of any claim, setoff or other rights which the Guarantors may have at any time against the Borrower, any other guarantor of any of the Guaranteed Obligations, the Administrative Agent, any other Secured Party or any other Person, whether in connection herewith or in connection with any unrelated transactions;

(g) the illegality or lack of enforceability or validity of the Guaranteed Obligations or any part thereof or the illegality or lack of genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral now or at any time hereafter securing the Guaranteed Obligations or any part thereof, or any other illegality, invalidity or unenforceability relating to or against the Borrower or any other guarantor of any of the Guaranteed Obligations, for any reason related to any Loan Document, Swap Agreement or Banking Services Agreement or any provision of applicable law, decree, order or regulation of any jurisdiction purporting to prohibit the payment by the Borrower or such other guarantor of any of the Guaranteed Obligations or otherwise affecting any term of any of the Guaranteed Obligations;

(h) the failure of the Administrative Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any present or future security or collateral for the Guaranteed Obligations or any part thereof, if any;

(i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document, Swap Agreement or Banking Services Agreement or otherwise;

(j) the failure of the Administrative Agent or any other Secured Party to disclose to such Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or any other guarantor of any of the Guaranteed Obligations now or hereafter known to the Administrative Agent or such other Secured Party; each Guarantor hereby absolutely, irrevocably and unconditionally waiving any duty of the Administrative Agent and any other Secured Party to disclose such information;

(k) the election by, or on behalf of, any one or more of the Secured Parties, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (such statute and any successor statute, as in effect from time to time, the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code;

(l) any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code;

(m) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of the Administrative Agent or any other Secured Party for repayment of all or any part of the Guaranteed Obligations;

(n) the failure of any other guarantor to sign or become party to this Guaranty or any amendment, change, or reaffirmation hereof; or

(o) any other act or omission to act or delay of any kind by the Borrower, any other guarantor of any of the Guaranteed Obligations, the Administrative Agent, any other Secured Party or any other Person or any other circumstance whatsoever (other than Payment in Full of the Guaranteed Obligations) which might, but for the provisions of this Section 4, constitute a legal or equitable discharge of any Guarantor’s obligations hereunder or otherwise reduce, release, prejudice or extinguish its liability under this Guaranty except as provided in Section 5.

SECTION 5. Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. Each of the Guarantors’ obligations hereunder shall remain in full force and effect until all Guaranteed Obligations have been Paid in Full. If at any time any payment of the principal of or interest on any Loan, fees on any Letter of Credit, any Reimbursement Obligation or any other fee or other amount payable by the Borrower under any Loan Document, Swap Agreement or Banking Services Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or any of its Affiliates or otherwise, each of the Guarantors’ obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time; provided, for the avoidance of doubt, that such obligations shall not be reinstated with respect to any such payment under a Swap Agreement or Banking Services Agreement, which payment was made after the Payment in Full of the Guaranteed Obligations.

SECTION 6. General Waivers; Additional Waivers.

(a) General Waivers. Each of the Guarantors hereby absolutely, irrevocably and unconditionally waives, to the maximum extent permitted by applicable law, acceptance hereof, presentment, demand or action on delinquency, protest, the benefit of any statutes of limitations and, to the fullest extent permitted by applicable law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower, any other guarantor of any of the Guaranteed Obligations, or any other Person.

(b) Additional Waivers. Notwithstanding anything herein to the contrary, each of the Guarantors hereby absolutely, irrevocably, unconditionally, knowingly, and expressly waives to the maximum extent permitted by applicable law:

(i) any right it may have to revoke this Guaranty as to future indebtedness or notice of acceptance hereof;

(ii) (A) notice of acceptance hereof; (B) notice of any loans or other financial accommodations made or extended under the Loan Documents, any Swap Agreement or any Banking Services Agreement or the creation or existence of any Guaranteed Obligations; (C) notice of the amount of the Guaranteed Obligations or any change to such amount, subject, however, to each Guarantor’s right to make inquiry of the Administrative Agent to ascertain the amount of the Guaranteed Obligations at any reasonable time; (D) notice of any adverse change in the financial condition of the Borrower, or of any material information pertinent to the Borrower or any Collateral, or of any other fact that might increase such Guarantor’s risk hereunder; (E) notice of presentment for payment, demand, protest, and notice thereof as to any instruments among the Loan Documents, Swap Agreements and Banking Services Agreements; (F) notice of any Default or Event of Default; and (G) all other notices (except if such notice is specifically required to be given to such Guarantor hereunder or under the Loan Documents, the applicable Swap Agreement or the applicable Banking Services Agreement) and demands to which such Guarantor might otherwise be entitled;

(iii) its right, if any, to require the Administrative Agent and the other Secured Parties to institute suit against, or to exhaust any rights and remedies which the Administrative Agent and the other Secured Parties has or may have against, the other Guarantors or any third party, or against any collateral provided by the other Guarantors or any third party; and each Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations have been Paid in Full) of the other Guarantors or by reason of the cessation from any cause whatsoever of the liability of the other Guarantors in respect thereof;

(iv) (A) any rights to assert against the Administrative Agent and the other Secured Parties any defense (legal or equitable), set-off, counterclaim, or claim which such Guarantor may now or at any time hereafter have against the other Guarantors or any other party liable to the Administrative Agent and the other Secured Parties; (B) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, legality, validity or enforceability of the Guaranteed Obligations or any part thereof or any present or future security or collateral therefor (in each case other than the defense that the Guaranteed Obligations have been Paid in Full); (C) any defense such Guarantor has to performance hereunder, and any right such Guarantor has to be exonerated, arising by reason of: the impairment or suspension of the Administrative Agent’s and the other Secured Parties’ rights or remedies against the other Guarantors; the alteration by the Administrative Agent and the other Secured Parties of the Guaranteed Obligations; any discharge of the other Guarantors’ obligations to the Administrative Agent and the other Secured Parties by operation of law as a result of the Administrative Agent’s and the other Secured Parties’ intervention or omission; or the acceptance by the Administrative Agent and the other Secured Parties of anything in partial satisfaction of the Guaranteed Obligations (in each case other than the defense that the Guaranteed Obligations have been Paid in Full); or the failure of the Administrative Agent and the other Secured Parties to accord such Guarantor the protections afforded a debtor under Article 9 of the applicable UCC or the taking of any action that otherwise prejudices such Guarantor; and (D) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement thereof, and any act which defers or delays the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Guarantor’s liability hereunder; and

(v) any defense arising by reason of or deriving from (A) any claim or defense based upon an election of remedies by the Administrative Agent and the other Secured Parties, including an election that may impair the subrogation rights of such Guarantor against the Borrower or that may impair the value of any Collateral; or (B) any election by the Administrative Agent and the other Secured Parties under Section 1111(b) of Title 11 of the Bankruptcy Code, to limit the amount of, or any collateral securing, its claim against the Guarantors.

SECTION 7. Subordination of Subrogation; Subordination of Intercompany Indebtedness.

(a) Subordination of Subrogation. Until the Guaranteed Obligations have been Paid in Full, the Guarantors (i) shall have no right of subrogation with respect to the Guaranteed Obligations and (ii) waive any right to enforce any remedy which the Secured Parties now have or may hereafter have against the Borrower, any guarantor of all or any part of the Guaranteed Obligations or any other Person, and the Guarantors waive any benefit of, and any right to participate in, any present or future security or collateral for the Guaranteed Obligations or any part thereof. Until the Guaranteed Obligations have been Paid in Full, should any Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights, each Guarantor hereby expressly and irrevocably, to the maximum extent permitted by applicable law, (A) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off that such Guarantor may have to the Payment in Full of the Guaranteed Obligations and (B) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until the Guaranteed Obligations are Paid in Full. Each Guarantor acknowledges and agrees that this subordination is intended to benefit the Administrative Agent and the other Secured Parties and shall not limit or otherwise affect such Guarantor’s liability hereunder or the enforceability of this Guaranty, and that the Administrative Agent, the other Secured Parties and their respective successors and permitted assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 7(a).

(b) Subordination of Intercompany Indebtedness. Each Guarantor agrees that any and all claims of such Guarantor against the Borrower or any other guarantor of all or any part of the Guaranteed Obligations (each, an “Obligor”), or against any of their respective properties, in each case with respect to any “Intercompany Indebtedness” (as hereinafter defined), shall be subordinate and subject in right of payment to the prior Payment in Full of all Guaranteed Obligations; provided that, as long as no Specified Event of Default has occurred and is continuing, such Guarantor may make loans to and receive payments in the ordinary course of business with respect to such Intercompany Indebtedness from each Obligor to the extent not prohibited by the terms of the Credit Agreement, this Guaranty or the other Loan Documents. Notwithstanding any right of any Guarantor to ask, demand, sue for, take or receive any payment from any Obligor, until Payment in Full of the Guaranteed Obligations, all rights, liens and security interests of such Guarantor, whether now or hereafter arising and howsoever existing, in any assets of any other Obligor shall be and are subordinated to the rights of the Secured Parties in those assets. No Guarantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Guaranteed Obligations have been Paid in Full. If all or any part of the assets of any Obligor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Obligor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or, except as expressly permitted under Section 6.03 of the Credit Agreement, if the business of any such Obligor is dissolved or if substantially all of the assets of any such Obligor are sold, then, and in any such event (such events being herein referred to as an “Insolvency Event”), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Obligor to any Guarantor (“Intercompany Indebtedness”) shall be paid or delivered directly to the Administrative Agent for application, in accordance with and in the order set forth in Section 2.17(b) of the Credit Agreement, to any of the Guaranteed Obligations, until such Guaranteed Obligations have first been Paid in Full. Should any payment, distribution, security or instrument or proceeds thereof be received by the applicable Guarantor upon or with respect to the Intercompany Indebtedness after any Insolvency Event and prior to the Payment in Full of the Guaranteed Obligations, such Guarantor shall receive and hold the same in trust, as trustee, for the benefit of the Secured Parties and shall forthwith deliver the same to the Administrative Agent, for the benefit of the Secured Parties, in precisely the form received (except for the endorsement or assignment of such Guarantor where necessary), for application, in accordance with and in the order set forth in Section 2.17(b) of the Credit Agreement, to any of the Guaranteed Obligations, and, until so delivered, the same shall be held in trust by such Guarantor as the property of the Secured Parties. If such Guarantor fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees is irrevocably authorized to make the same. Each Guarantor agrees that, except as otherwise permitted by the Credit Agreement, until the Guaranteed Obligations have been Paid in Full, no Guarantor will assign or transfer to any Person (other than the Administrative Agent) any claim any such Guarantor has or may have against any Obligor.

SECTION 8. Contribution with Respect to Guaranteed Obligations.

(a) To the extent that any Guarantor shall make a payment under this Guaranty (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Guarantor if each Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such

Guarantor Payment, then, following Payment in Full of the Guaranteed Obligations, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(b) As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the excess of the fair saleable value of the property of such Guarantor over the total liabilities of such Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Guarantors as of such date in a manner to maximize the amount of such contributions.

(c) This Section 8 is intended only to define the relative rights of the Guarantors, and nothing set forth in this Section 8 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty. Nothing in this Section 8 is intended to or shall impair any other rights or remedies of any Guarantor, following Payment in Full of the Guaranteed Obligations.

(d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor or Guarantors to which such contribution and indemnification is owing.

(e) The rights of the indemnifying Guarantors against other Guarantors under this Section 8 shall be exercisable upon the Payment in Full of the Guaranteed Obligations.

SECTION 9. Limitation of Guaranty. Notwithstanding any other provision of this Guaranty, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law. In determining the limitations, if any, on the amount of any Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Guarantor may have under this Guaranty, any other agreement or applicable law shall be taken into account.

SECTION 10. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under any Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of any Loan Document shall nonetheless be payable by each of the Guarantors hereunder forthwith on demand by the Administrative Agent.

SECTION 11. Notices. All notices, requests and other communications to any party hereunder shall be given in the manner prescribed in Section 9.01 of the Credit Agreement with respect to the Administrative Agent at its notice address therein and with respect to any Guarantor, in care of the Company at the address of the Company set forth in the Credit Agreement or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Administrative Agent in accordance with the provisions of such Section 9.01 of the Credit Agreement.

SECTION 12. No Waivers. No failure or delay by the Administrative Agent or any other Secured Parties in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 13. Successors and Assigns. This Guaranty is for the benefit of the Administrative Agent and the other Secured Parties and their respective successors and permitted assigns; provided, that, unless such assignment arises in connection with a transaction expressly permitted under Section 6.03 of the Credit Agreement, no Guarantor shall have any right to assign its rights or obligations hereunder without the consent of all of the Lenders, and any such assignment in violation of this Section 13 shall be null and void; and in the event of an assignment of any amounts payable under the Loan Documents in accordance with the respective terms thereof (including, without limitation, Section 9.04 of the Credit Agreement), the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty shall be binding upon each of the Guarantors and their respective successors and assigns.

SECTION 14. Changes in Writing. Other than in connection with the addition of additional Subsidiaries, which become parties hereto by executing a supplement hereto in the form attached as Annex I, neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each of the Guarantors and the Administrative Agent.

SECTION 15. GOVERNING LAW. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SECTION 16. CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.

(A) EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, FEDERAL COURT AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO ANY LOAN DOCUMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(B) EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY IN ANY COURT REFERRED TO IN PARAGRAPH (A) ABOVE. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(C) EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.01 OF THE

CREDIT AGREEMENT. NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY TO THIS GUARANTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. WITHOUT LIMITING THE FOREGOING, EACH GUARANTOR HEREBY IRREVOCABLY DESIGNATES THE BORROWER, AT ITS ADDRESS SET FORTH IN SECTION 9.01 OF THE CREDIT AGREEMENT, AS THE DESIGNEE, APPOINTEE AND AGENT OF SUCH GUARANTOR TO RECEIVE, FOR AND ON BEHALF OF SUCH GUARANTOR, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY.

(D) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 17. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, to the extent permitted by applicable law this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.

SECTION 18. Taxes, Expenses of Enforcement, etc.

(a) Taxes. Each Guarantor agrees that the provisions of Section 2.16 of the Credit Agreement shall be deemed to be incorporated in this Guaranty and made a part hereof and shall apply to such Guarantor to the same extent as applicable to Loan Parties under the Credit Agreement.

(b) Expenses of Enforcement, Etc. The Guarantors agree to reimburse the Administrative Agent and the other Secured Parties for all documented out-of-pocket expenses incurred by the Secured Parties including the fees, charges and disbursements of any counsel for the Administrative Agent and the other Secured Parties in connection with the collection of amounts due under this Guaranty and the enforcement or protection of its other rights in connection with this Guaranty, including its rights under this Section and all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Guaranteed Obligations; provided, that the Guarantors’ obligations under this Section 18(b) for fees and expenses of legal counsel shall be limited to fees and expenses of (x) one outside legal counsel for all Secured Parties, taken as a whole, (y) in the case of any conflict of interest, one outside legal counsel for such affected Secured Party or group of Secured Parties and (z) if necessary, one local legal counsel in each relevant jurisdiction. The Administrative Agent agrees to distribute payments received from any of the Guarantors hereunder to the Secured Parties for application in accordance with and in the order set forth in Section 2.17(b) of the Credit Agreement.

SECTION 19. Setoff. If an Event of Default shall have occurred and be continuing, each Secured Party and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) (excluding payroll accounts) at any time held, and other obligations at any time owing, by such Secured Party or Affiliate to or for the credit or the account of any Guarantor against any of and all the obligations of such Guarantor now or hereafter existing under this Guaranty or any other Loan Document held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Guaranty or any other Loan Document and although such obligations may be contingent or unmatured or are owed to a branch, office or Affiliate of such Secured Party different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.19 of the Credit Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Bank and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Secured Party and each of its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) which such Secured Party or Affiliate may have. Each Secured Party shall notify the Administrative Agent and the Borrower promptly after any such setoff; provided, that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 20. Financial Information. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition the Borrower, each of the other Guarantors, and any and all endorsers and/or other guarantors of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that neither the Administrative Agent nor any of the other Secured Parties shall have any duty to advise such Guarantor of information known to any of them regarding such condition or any such circumstances. In the event the Administrative Agent or any other Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Guarantor, the Administrative Agent or such other Secured Party shall be under no obligation (a) to undertake any investigation not a part of its regular business routine, (b) to disclose any information which the Administrative Agent or such other Secured Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) to make any other or future disclosures of such information or any other information to such Guarantor.

SECTION 21. Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

SECTION 22. Merger. This Guaranty represents the final agreement of each of the Guarantors with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Guarantor and any Secured Party.

SECTION 23. Headings. Section headings in this Guaranty are for convenience of reference only and shall not govern the interpretation of any provision of this Guaranty.

SECTION 24. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due from any Guarantor hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of each Guarantor in respect of any sum due hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by any Secured Party of any sum adjudged to be so due in such other currency such Secured Party may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Secured Party in the specified currency, each Guarantor agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Secured Party against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Secured Party in the specified currency and (b) amounts shared with other Secured Parties as a result of allocations of such excess as a disproportionate payment to such other Secured Party under Section 2.17 of the Credit Agreement, such Secured Party agrees, by accepting the benefits hereof, to remit such excess to such Guarantor.

SECTION 25. Release of Guarantors. Notwithstanding anything to the contrary contained herein, a Guarantor shall be released from its obligations under this Guaranty in accordance with Section 9.02(b)(vii) or 9.18 of the Credit Agreement or as expressly permitted under Article VI of the Credit Agreement. For the avoidance of doubt, no release of any Guarantor from its obligations under this Guaranty shall require the consent of any Swap Provider or Banking Services Provider.

SECTION 26. Swap Providers and Banking Services Providers. No Swap Provider or Banking Services Provider that obtains the benefits of this Guaranty by virtue of the provisions of this Guaranty or any other Loan Document shall have any right to notice of any action or to consent to, direct or object to any action under this Guaranty or under any other Loan Document or otherwise other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents to which the applicable Guarantor is a party. Notwithstanding any other provision of this Guaranty to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Swap Obligations and Banking Services Obligations unless the Administrative Agent has received written notice of such Guaranteed Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Swap Providers and Banking Services Providers. Each Swap Provider and Banking Services Provider that is not a party to this Guaranty shall, by accepting the benefits of this Guaranty, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article VIII of the Credit Agreement for itself and its Affiliates as if a “Lender” party thereto.

SECTION 27. CERTAIN REGULATORY RESTRICTIONS. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN OR IN ANY OTHER LOAN DOCUMENT, MARKETAXESS CORPORATION, A DELAWARE CORPORATION, SHALL NOT BE A LOAN PARTY FOR ANY PURPOSE UNDER THE LOAN DOCUMENTS AND SHALL NOT, DIRECTLY OR INDIRECTLY, GUARANTEE THE SECURED OBLIGATIONS (IN WHOLE OR IN PART) OR, DIRECTLY OR INDIRECTLY, GRANT SECURITY INTERESTS IN OR LIENS ON ANY OF ITS ASSETS OR PROPERTIES (INCLUDING, WITHOUT LIMITATION, EQUITY INTERESTS) TO SECURE THE SECURED OBLIGATIONS (IN WHOLE OR IN PART).

SECTION 28. Amendment and Restatement.

(a) On the Restatement Effective Date, without further action by any of the parties to the Original Guaranty, the Original Guaranty will be automatically amended and restated to read as this Guaranty reads. On or after the Restatement Effective Date, the rights and obligations of all parties hereto shall be governed by the provisions hereof; provided that the rights and obligations of the parties to the Original Guaranty with respect to the period before the Restatement Effective Date shall continue to be governed by the provisions thereof as in effect before the Restatement Effective Date.

(b) It is the intention of each of the parties hereto that the Original Guaranty be amended and restated so as to preserve the rights and obligations of the parties pursuant to the Original Guaranty and that this Guaranty does not constitute a novation of the obligations and liabilities existing under the Original Guaranty, provided that all Guaranteed Obligations under the Original Guaranty shall continue as Guaranteed Obligations under this Guaranty. The parties hereto further acknowledge and agree that this Guaranty constitutes an amendment of the Original Guaranty made under and in accordance with the terms of Section 14 of the Original Guaranty. In addition, from and after the Restatement Effective Date, all references to the “Guaranty Agreement” or “thereof”, “thereunder”, “therein” or “thereby” or each similar reference in the Original Guaranty shall refer to this Guaranty.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Initial Guarantors has caused this Guaranty to be duly executed by its authorized officer as of the day and year first above written.

INITIAL GUARANTORS:

MARKETAXESS TECHNOLOGIES INC.

By:	/s/ Antonio L. DeLise
Name:	Antonio L. DeLise
Title:	Chief Financial Officer

Signature Page to Amended and Restated Guarantee Agreement

S-1

Acknowledged and Agreed

as of the date first above written:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ Jennifer M. Dunneback
Name:	Jennifer M. Dunneback
Title:	Vice President

Signature Page to Amended and Restated Guarantee Agreement

S-2

ANNEX I TO GUARANTY

Reference is hereby made to the Amended and Restated Guarantee Agreement (the “Guaranty”) made as of October 30, 2015, by and among [                    ], along with any additional Domestic Subsidiaries of the Company which become parties thereto and together with the undersigned, in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, under the Credit Agreement. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Guaranty. By its execution below, the undersigned [NAME OF NEW GUARANTOR], a [corporation] [partnership] [limited liability company], agrees to become, and does hereby become, a Guarantor under the Guaranty and agrees to be bound by such Guaranty as if originally a party thereto. By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in Section 2 of the Guaranty are true and correct in all respects as of the date hereof.

IN WITNESS WHEREOF, [NAME OF NEW GUARANTOR], a [corporation] [partnership] [limited liability company] has executed and delivered this Annex I counterpart to the Guaranty as of this      day of         , 20    .

[NAME OF NEW GUARANTOR]

By:
Its: